Exhibit 23.5
CONSENT OF AJM PETROLEUM CONSULTANTS
We consent to the reference to our firm name in this Registration Statement on Form S-8 of Devon Energy Corporation and the reference to our reports for Devon Energy Corporation as of the years ended December 31, 2007 and 2008, included and incorporated herein by reference.

AJM PETROLEUM CONSULTANTS
By:	/s/ Robin G. Bertram
Robin G. Bertram, P.Eng.

Date: June 5, 2009